EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use of:
•our report dated February 12, 2026 on the consolidated financial statements of TC Energy Corporation (the “Company”) which comprise the consolidated balance sheets as at December 31, 2025 and 2024, the related consolidated statements of income, comprehensive income, equity, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes, and
•our report dated February 12, 2026 on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2025 each of which is included in the Annual Report on Form 40-F of the Company for the fiscal year ended December 31, 2025.
We also consent to the incorporation by reference of such reports in the:
•Registration Statements No. 333-5916, No. 333-8470, No. 333-9130, No. 333-151736, No. 333-184074, No. 333-227114 and No. 333-237979 on Form S-8 of TC Energy Corporation;
•Registration Statements No. 33-13564 and No. 333-6132 on Form F-3 of TC Energy Corporation;
•Registration Statement No. 333-252123 on Form F-10 of TC Energy Corporation; and
•Registration Statements No. 333-267323 and No. 333-283633 on Form F-10 of TransCanada PipeLines Limited.

/s/ KPMG LLP
Chartered Professional Accountants
February 12, 2026
Calgary, Canada